PITTSBURGH & WEST VIRGINIA RAILROAD
                              FORM 10-Q

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BALANCE SHEET

(Dollars in Thousands)

                                             March 31,   December 31,
                                                 1999           1998

ASSETS
     Rentals receivable under capital lease       $9,150         $9,150
     Cash                                             59             42

                                                  $9,209         $9,192


LIABILITIES and SHAREHOLDERS' EQUITY

     Liabilities:
          Accounts payable and
            accrued liabilities                   $   25         $   23

     Shareholder's equity:

          Shares of beneficial interest, at
            no par value, 1,510,000 shares
            issued and outstanding                 9,145          9,145
          Income retained in business                 39             24

               Total Shareholders' Equity          9,184          9,169

               Total Liabilities and
                 Shareholders' Equity             $9,209         $9,192
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